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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 22, 2005

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-22055                  11-3223672
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


              101 CRAWFORDS CORNER ROAD, HOLMDEL, NEW JERSEY 07733 (Address of principal executive offices, including Zip Code)

                                 (732) 949-2350
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 22, 2005, Amedia Networks, Inc. (the "Company") executed definitive agreements for the private placement to institutional and individual investors of 60,000 shares of the Company's newly designated Series B 8% Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") for aggregate gross proceeds of $6 million. The private placement was consummated on April 26, 2005. In connection with the issuance of the Series B Preferred Stock, the Company issued to the investors five-year warrants (the "Investor Warrants") to purchase up to approximately 2,970,300 shares of the Company's common stock, par value $0.001 (the "Common Stock") at a per share exercise price of $1.50. At the closing on April 26, 2005, the Company received net proceeds of approximately $975,000, after payment of offering related expenses, repayment of the outstanding principal and accrued interest on the bridge loan in the principal amount of $1.5 million that was advanced to the Company on April 8, 2005 pursuant to the terms of the Bridge Loan Agreement dated as of April 5, 2005 between the Company and Double U Master Fund LP, the terms of which were disclosed by the Company in the Current Report on Form 8-K filed on April 11, 2005 and the deposit of $3 million into the Security Escrow Account discussed below.

On April 20, 2005, the Company had filed a Certificate of Designations of Rights and Preferences with the Secretary of State in Delaware for the Series B Preferred Stock. Each share of the Series B Preferred Stock has a stated value of $100 and, commencing the earlier of (i) 65th day following the closing or
(ii) the effective date of the Registration Statement (as defined below), is convertible into shares of Common Stock at an initial conversion price of $1.01 per share, subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Dividends on the Series B Preferred Stock accrue at the rate of 8% per annum and are payable bi-annually, with the first scheduled dividend payment date being December 31, 2005, and on conversion. When due, dividends may be paid, at the option of the Company, either in cash or in shares of Common Stock at a specified rate. If not converted earlier, the Series B Preferred Stock will automatically convert on the fifth anniversary of issuance into shares of Common Stock at the conversion price then in effect.

The exercise price of the Investor Warrants is also subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. Holders of the Investor Warrants are entitled to exercise those warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

Of the amount raised, at closing $3 million was deposited into a security escrow account (the "Security Escrow Account"), pending the approval by the Company's stockholders of an increase in the number of shares of Common Stock that the Company is authorized to issue. At the 2005 annual meeting, currently anticipated to be held on or about June 9, 2005, the Company's stockholders will be asked to consider a proposal to increase the number of authorized shares of Common Stock from 50 million to 75 million shares (the "Authorized Share Increase"). If the Company's stockholders do not authorize the Authorized Share Increase, the amount deposited in escrow will be returned to the investors against cancellation of 50% of the Series B Preferred Stock and 50% of the Investor Warrants, and until the first anniversary of the closing the Company will need to obtain the consent of a majority in interest of the outstanding Series B Preferred Stock before it can conclude another financing.


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The Company has undertaken to file within 60 days of the closing but not before the annual stockholders meeting (but in any event not later than July 15, 2005), a registration statement (the "Registration Statement") covering the Common Stock underlying the Series B Preferred Stock and the Investor Warrants.

Under the agreements with the holders of the Series B Preferred Stock, the Company agreed that if it makes certain offers or sales of its Common Stock (or securities convertible into Common Stock) to any third party from the closing date through the first anniversary of the effective date of the Registration Statement, certain adjustments to the conversion price of the unconverted Series B Preferred Stock and/or to the exercise price of the unexercised Warrants may be required. In connection therewith, the Company may also be required to issue additional warrants to the investors, such warrants having terms similar to the warrants issued in such new transaction. In addition, under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Series B Preferred Stock if the Registration Statement is not timely filed or it is not declared effective by August 24, 2005 or if the effectiveness of the Registration Statement is subsequently suspended for more than certain specified permitted periods. If the Registration Statement is declared effective by September 23, 2005, then the Company is not obligated to pay any liquidated damages for late filing or a delay in filing past the specified required effective date.

Pond Equities, a registered broker-dealer, served as placement agent for the transaction (the "Placement Agent"). In connection with the placement of the Series B Preferred Stock, the Company issued to the Placement Agent two warrants (the "Placement Agent Warrants"), each having an expiration date of approximately five years from the closing, to purchase shares of the Company's Common Stock. One of the warrants is for the purchase of up to a number of shares equal to 10% of the shares issuable at closing upon conversion of the Series B Preferred Stock, with an initial exercise price of $1.01 per share. The other Placement Agent Warrant is for the purchase of up to 10% of the shares issuable upon exercise of the Investor Warrants, with an initial exercise price of $1.50 per share. If, however, the Authorized Share Increase is not timely approved, then half of each of the Placement Agent Warrants will be cancelled. Except as noted above, the Placement Agent Warrants are otherwise exercisable on substantially the same terms and conditions as the Investor Warrants, including without limitation, expiration date, potential adjustments and cashless exercise rights.. The Common Stock underlying the Placement Agent Warrants will be also included in the Registration Statement. In addition, at the closing the Company also paid to the Placement Agent fees and non-accountable expenses totaling 8% of the gross proceeds.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the Series B Preferred Stock and the Investor Warrants attached hereto.


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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

4.1 Certificate of Designations of Rights and Preferences of the Series B Convertible Preferred Stock of Amedia Networks, Inc.

4.2 Form of Common Stock Purchase Warrant issued by Amedia Networks, Inc. to certain investors as of April 26, 2005.

10.1 Form of Securities Purchase Agreement dated as of April 22, 2005, among Amedia Networks, Inc. and certain investors.

10.2 Form of Registration Rights Agreement dated as of April 22, 2005, among Amedia Networks, Inc. and certain investors.

99.1 Press release dated April 22, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 28, 2005

                                      /s/ Frank Galuppo
                                      ------------------------------------------
                                          Frank Galuppo
                                          President and Chief Executive Officer


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